UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave. Orlando, Florida 32801
(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2011, CNL Lifestyle Properties, Inc. acquired Stevens Pass Mountain Resort (“Stevens Pass”) from New Stevens, LLC, a division of Harbor Properties Trust, an unaffiliated party, for a purchase price of approximately $20.5 million, excluding certain transactional and closing costs, which was paid in cash. Stevens Pass is located approximately 80 miles from Seattle, Washington. The resort was established in 1937 and features 1,125 skiable acres and ten chairlifts.

We own a fee interest in a portion of the property and the remainder, which is located within two national forests in the Pacific Northwest along the Cascade Mountain Range, is subject to a U.S. Department of Agriculture special use permit issued to us to operate the ski resort on national forest system lands. The special use permit has a remaining term of 36 years and is generally renewable based on meeting certain customary conditions and approvals.

Stevens Pass Mountain Resort, LLC will operate and manage the resort under a triple-net lease with an initial term of 20 years and, at its discretion, renewal options through the term of the special use permit which expires in 2047. The lease is cross-defaulted with our lease for the Mountain High Resort, a ski resort in Southern California, which is operated by Mountain High Resort Associates, LLC, an affiliate of Stevens Pass Mountain Resort, LLC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 18, 2011.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2011	CNL LIFESTYLE PROPERTIES, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and
Chief Financial Officer